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                                                                   Exhibit 4.1.2

                               AMENDMENT NO. 1 TO
                 PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

       AMENDMENT NO. 1 (this "Amendment No. 1") dated as of January 7, 2003, to the Preferred Stock and Warrant Purchase Agreement dated as of December 26, 2002 (the "Purchase Agreement"), by and among Numatics, Incorporated, a Michigan corporation (the "Company"), John H. Welker ("Welker"), and Numat, LLC, a Delaware limited liability company (the "Purchaser").

                              W I T N E S S E T H:

       WHEREAS, the Company, Welker and the Purchaser are parties to the Purchase Agreement;

       WHEREAS, the Company, Welker and the Purchaser desire to amend the Purchase Agreement as set forth herein; and

       WHEREAS, terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Purchase Agreement.

       NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.     Amendments to the Purchase Agreement.

       1.1 Section 1(a) of the Purchase Agreement and Section 10 of the Certificate of Designations each is hereby amended by adding the following new definition thereto:

              "Loan and Security Agreement" shall mean that certain Loan and Security Agreement, dated as of January 6, 2003 (as the same may be amended, supplemented, restated, waived, modified, refinanced or replaced from time to time (including any successive amendments, supplements, restatements, waivers, modifications, refinancings or replacements thereof, whether with the original agent and lenders or another agent or agents or other lenders)), by and among the Company, each of the Company's Subsidiaries identified on the signature pages thereof, the lenders identified on the signature pages thereof (such lenders, together with their respective successors and assigns, the "Lenders"), and Foothill Capital Corporation, as the arranger and administrative agent for the Lenders (in such capacity, the "Agent").

       1.2 Section 2.4(a) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

              (a) Closing Date; Termination. The closing shall take place on January 31, 2003, or such later date as of which the condition set forth in Section 6.8 is satisfied, provided, however, that in the event that the Closing does not occur on or before February 14, 2003, this Agreement shall terminate, and the funds deposited pursuant to the Escrow

       Agreement by the Purchaser, plus all interest accrued thereon, shall be returned by the Escrow Agent to the Purchaser.

       1.3 Section 2.6(a) of the Purchase Agreement is hereby amended by adding the following proviso at the end of the second sentence thereof:

       ; provided, that the aggregate amount payable by the Company in respect of the reacquisition of such Warrant Securities shall not exceed $25,000.

       1.4 Section 2.6(b) of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

       Notwithstanding anything to the contrary contained in this Agreement, any other Transaction Document, or any agreement, instrument or other document delivered in connection herewith or therewith, but subject to the last sentence of this Section 2.6(b), all amounts payable by the Company to the Purchaser in respect of a sale or other transfer of Warrant Securities by the Purchaser to the Company pursuant to this
       Section 2.6(b) shall be subordinated to the prior payment in full of the Obligations (as defined in the Loan and Security Agreement) arising under the Loan and Security Agreement or any other Loan Document (as defined in the Loan and Security Agreement) and the cancellation or cash collateralization of all Letters of Credit (as defined in the Loan and Security Agreement) in accordance with the subordination provisions of Exhibit E hereto. Nothing in this Section 2.6(b), however, shall limit or restrict the rights that the holders of the Shares would otherwise be entitled to under Section 4.2 of the Certificate of Designations but for the provisions of this Section 2.6(b) and the subordination provisions of Exhibit E hereto, it being understood and agreed that such holders shall in any event be entitled to exercise their rights under such Section 4.2 even if the Company is limited or restricted by this Section 2.6(b) and/or the subordination provisions of Exhibit E hereto from redeeming Shares or otherwise making payments to the holders thereof.

       1.5 Section 2.6(c)(i) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

       (i)    "Exit Event" shall mean:


                     (A) any sale or other disposition of all or substantially all of the assets of the Company, upon liquidation of the Company or otherwise;

                     (B) any merger or consolidation of the Company that results in an exchange of a majority of the Common Stock of the Company for cash, cash equivalents or other securities or property;

                     (C) any public offering of equity securities of the Company; or

                     (D) any recapitalization, reorganization or other transaction or event that results in a change in control of the Company;

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       provided that, in any such event or transaction either the Company receives consideration in the form of cash or cash equivalents and promptly thereafter distributes all or substantially all of such consideration to its stockholders, or the Purchaser is required or permitted to sell or dispose of Warrant Securities in exchange for cash or cash equivalents.

       1.6 Section 6.3 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

              6.3 Officer's Certificate. The Company shall deliver to the Purchaser a certificate of its President dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser and its counsel,
       (a) certifying the satisfaction of the conditions in Sections 6.1, 6.2,
       6.8 and 6.9, and (b) certifying, as of the Closing Date, (i) the aggregate principal amount of Senior Subordinated Notes with respect to which the Company has entered into binding agreements or accepted irrevocable tenders from the holders thereof for the repurchase or redemption thereof on the Closing Date, and the average price per $1,000 face amount thereof payable by the Company pursuant to such agreements or tenders, and (ii) the total number of shares of Common Stock outstanding on a Fully-Diluted Basis.

       1.7 Section 6.8 of the Stock Purchase Agreement is hereby amended and restated in its entirety to read as follows:

              6.8 Repurchases of Senior Subordinated Notes. The Company shall have entered into binding agreements, or shall have accepted irrevocable tenders by the holders thereof, for the repurchase or redemption, on or before the Closing Date, of Senior Subordinated Notes in an aggregate principal amount of at least $80,500,000, and for an aggregate purchase price not exceeding (a) $580 per $1,000 principal amount of Senior Subordinated Note to be repurchased or redeemed, and (b) $53,360,000 in the aggregate.

       1.8 Section 8.2 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

              8.2 Repurchase or Redemption of Senior Subordinated Notes; Use of Proceeds. Immediately following the execution of this Agreement, the Company shall use its best efforts to obtain binding agreements to repurchase or redeem on or before the Closing Date, pursuant to a tender offer directed to the holders of the Senior Subordinated Notes and/or individually negotiated arrangements, on terms and conditions reasonably satisfactory to the Company in its sole but reasonable discretion, Senior Subordinated Notes in an aggregate principal amount of at least $80,500,000, for an aggregate purchase price not exceeding (a) $580 per $1,000 principal amount of Senior Subordinated Note to be repurchased or redeemed, and (b) $53,360,000 in the aggregate. The Company shall accept all tenders of Senior Subordinated Notes whose owners are willing to have their Senior Subordinated Notes repurchased or redeemed at a price equal to or less than $580 per $1,000 principal amount, provided that the maximum aggregate purchase price (i.e., $53,360,000) is not exceeded. In no event, however, shall the Company use (i) more than $7,360,000 from sources other than the proceeds received from the sale of the Shares and the Warrants (either by making draws under its senior credit facilities or otherwise), or (ii) funds from sources other than the proceeds received from the sale of the Shares and the Warrants prior to using at least $46,000,000 of proceeds available to the Company from the sale of the Shares and the Warrants, to repurchase Senior Subordinated Notes. The closing of such repurchase or redemption of the Senior Subordinated Notes shall occur on the Closing Date and simultaneously with the Closing.

       1.9 Section 13 of the Purchase Agreement is hereby amended by adding the following subsection 13.10 thereto:

              13.10 Acknowledgment. The Purchaser hereby acknowledges that the Loan and Security Agreement contains provisions which prohibit the Company from, among other things, making distributions or declaring or paying any dividends on, or purchasing, acquiring or redeeming, or otherwise retiring any of its capital stock, and the Purchaser hereby agrees that the Agent and the Lenders shall not have any liability for tortious interference with contractual relations or for inducement by the Company to breach of contract or otherwise.

       1.10 The Purchase Agreement is hereby amended by adding a new Exhibit E thereto in the form of Annex I to this Amendment No. 1.

       1.11 Section 3 of the Certificate of Designations is hereby amended by adding the following Section 3.11 thereto:

              3.11 Limitation on Payment of Redemption Price. Notwithstanding anything to the contrary contained in this Certificate of Designations, but subject to the last sentence of this Section 3.11, all amounts payable by the Corporation to the holders of Series A Preferred Stock in respect of a redemption of shares of Series A Preferred Stock (including, without limitation, pursuant to Section 3.3 or Section 3.4) shall be subordinated to the prior payment in full of the Obligations (as defined in the Loan and Security Agreement) arising under the Loan and Security Agreement or any other Loan Document (as defined in the Loan and Security Agreement) and the cancellation or cash collateralization of all Letters of Credit (as defined in the Loan and Security Agreement) in accordance with the subordination provisions of Annex I hereto. Nothing in this
       Section 3.11, however, shall limit or restrict the rights that the holders of Series A Preferred Stock would otherwise be entitled to under
       Section 4.2 hereof but for the provisions of this Section 3.11 and the subordination provisions of Annex I hereto, it being understood and agreed that such holders shall in any event be entitled to exercise their rights under Section 4.2 hereof even if the Corporation is limited or restricted by this Section 3.11 and/or the subordination provisions of Annex I hereto from redeeming shares of Series A Preferred Stock or otherwise making payments to the holders thereof.

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       1.12   Section 9 of the Certificate of Designations is hereby amended by deleting the last sentence of the definition of "Corporate Change".

       1.13 The Certificate of Designations is hereby amended by adding a new Annex I thereto in the form of Annex II to this Amendment No. 1.

2.     Miscellaneous.

       2.1 Headings. The descriptive headings of the several Sections of this Amendment No. 1 are inserted for convenience only, do not constitute a part of this Amendment No. 1 and shall not affect in any way the meaning or interpretation of this Amendment No. 1.

       2.2 Applicable Law. This Amendment No. 1 shall be governed in all respects by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

       2.3 Counterparts; Facsimile. This Amendment No. 1 may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. This Amendment No. 1 may be executed by facsimile signature.



                            [Signature Page Follows]

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       IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed by their respective authorized officers on the day and year first above written.

                                        NUMATICS, INCORPORATED

                                        By:          /s/ John H. Welker
                                            Name:    John H. Welder
                                            Title:   President


                                        JOHN H. WELKER


                                        /s/ John H. Welder


                                        NUMAT, LLC


                                        By:          /s/ David L. Widener
                                            Name:    David L. Widener
                                            Title:   President





      [Signature Page to Amendment No. 1 to the Preferred Stock and Warrant
                              Purchase Agreement]

                                                                         ANNEX I

                                    EXHIBIT E

                                       To

                 Preferred Stock and Warrant Purchase Agreement
      By and between Numatics, Incorporated and the Purchaser named therein

Subordination Provisions

          1. So long as any of the Obligations (as defined in the Loan and Security Agreement) remain unpaid, the Purchaser shall not, and shall have no right to, (a) ask, demand, sue for, take or receive, or retain, from the Company or any other person or entity, by setoff or in any other manner, payment of all or any part of the amount payable by the Company pursuant to Section 2.6(b) of the Agreement, (b) ask, demand or receive any security for payment of all or any part of the amount payable by the Company pursuant to Section 2.6(b) of the Agreement, (c) amend the subordination provisions of this Exhibit E, or (d) bring or join with any creditor in bringing any proceeding against the Company under any bankruptcy, reorganization, readjustment or arrangement of debt, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect ("Proceedings").

          2. Without limiting the foregoing, upon any distribution of the assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in any Proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), (a) until such time as all Obligations (as defined in the Loan and Security Agreement) have been paid in full and all Letters of Credit (as defined in the Loan and Security Agreement) have been cancelled or cash collateralized, the Agent and the Lenders shall first be entitled to receive payment in full of the Obligations (as defined in the Loan and Security Agreement) and cash collateral in respect of the Letters of Credit (as defined in the Loan and Security Agreement) before the Purchaser shall be entitled to receive payment of any amount payable by the Company pursuant to Section 2.6(b) of the Agreement. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Purchaser would be entitled except for the subordination provisions of this Exhibit E shall be made by the liquidating trustee or agent or other persons making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) (a "Paying Party"), or if received by the Purchaser, by the Purchaser, directly to the Agent and the Lenders, until such time as all Obligations (as defined in the Loan and Security Agreement) have been paid in full and all Letters of Credit (as defined in the Loan and Security Agreement) have been cancelled or cash collateralized. The Purchaser hereby authorizes and directs each Paying Party to pay over to the Agent and the Lenders, upon demand by the Agent, all such payments or distributions without the necessity of any inquiry as to the status or balance of the outstanding Obligations (as defined in the Loan and Security Agreement), and without further notice to or consent of the Purchaser.

          3. In the event any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, and whether or not pursuant to any dissolution, winding up, liquidation or reorganization, not permitted by or in accordance with the subordination provisions of this Exhibit E shall be received by the Purchaser, such payment or distribution to the Purchaser shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, the Agent, or to its representatives, in precisely the form received (except for the endorsement or assignment of the Purchaser where necessary). Any such payment or distribution received by the Purchaser and paid to the Agent shall be deemed not to be a payment in respect of amounts payable by the Company pursuant to Section 2.6(b) and such amounts shall remain payable as if such payment or distribution had never been made by the Company or received by the Purchaser. In the event of any failure by the Purchaser to make any such endorsement or assignment, the Agent is hereby irrevocably authorized to make same.

          4. The Purchaser shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Company or any other person or entity nor shall the Purchaser be entitled to any benefit of any lien or other encumbrance securing any of the Obligations (as defined in the Loan and Security Agreement) or any collateral subject to any such lien, or to rights of offset held by the Agent or any Lender for the payment of any of the Obligations (as defined in the Loan and Security Agreement), nor shall the Purchaser have any right of indemnity, reimbursement or contribution against the Company or any other person or entity for any payment of the Obligations (as defined in the Loan and Security Agreement), and the Purchaser expressly waives each and every such right of subrogation, indemnity, reimbursement and contribution that it would have but for the subordination provisions of this Exhibit E until such time as all Obligations (as defined in the Loan and Security Agreement) have been paid in full and all Letters of Credit (as defined in the Loan and Security Agreement) have been cancelled or cash collateralized.

          5. All references in this Exhibit E to the Obligations (as defined in the Loan and Security Agreement) are to be understood to include all amounts due on the Obligations (as defined in the Loan and Security Agreement) both before and after and filing of any Proceeding by or against the Company, and the Agent and the Lenders and their successors and assigns as creditors in respect of the Obligations (as defined in the Loan and Security Agreement) shall be entitled to amounts accruing on the Obligations (as defined in the Loan and Security Agreement) from the date of filing of any such Proceeding to the date of full and final payment of the Obligations (as defined in the Loan and Security Agreement) and the cancellation or cash collateralization of all Letters of Credit (as defined in the Loan and Security Agreement). All Obligations (as defined in the Loan and Security Agreement) to which the provisions of this Exhibit E may apply shall conclusively be presumed to have been created in reliance on the subordination provisions of this Exhibit E.

          6. In the event of a breach by the Purchaser of any of the subordination provisions of this Exhibit E, each of the Agent and the Lenders (and their successors and assigns) shall have all rights provided to them under law or equity, including without limitation the right to sue the Purchaser to recover damages suffered as a result of such breach, and the right to obtain injunctive relief.

                                       8

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          7.   Notwithstanding any other provision in this Exhibit E to the contrary, nothing in this Exhibit E shall limit or restrict the rights that the holders of the Shares would otherwise be entitled to under Section 4.2 of the Certificate of Designations but for the provisions of this Exhibit E, it being understood and agreed that such holders shall in any event be entitled to exercise their rights under such Section 4.2 hereof even if the Company is limited or restricted by this Exhibit E from redeeming shares of Series A Preferred Stock or otherwise making payments to the holders thereof.

                                                                        ANNEX II

                                     ANNEX I

                                       To

                           Certificate of Designations

Subordination Provisions

          1. So long as any of the Obligations (as defined in the Loan and Security Agreement) remain unpaid, the Purchaser shall not, and shall have no right to, (a) ask, demand, sue for, take or receive, or retain, from the Corporation or any other person or entity, by setoff or in any other manner, payment of all or any part of the amount payable by the Corporation pursuant to
Section 2.6(b) of the Agreement, (b) ask, demand or receive any security for payment of all or any part of the amount payable by the Corporation pursuant to
Section 2.6(b) of the Agreement, (c) amend the subordination provisions of this Annex I, or (d) bring or join with any creditor in bringing any proceeding against the Corporation under any bankruptcy, reorganization, readjustment or arrangement of debt, receivership, liquidation or insolvency or similar law or statute now or hereafter in effect ("Proceedings").

          2. Without limiting the foregoing, upon any distribution of the assets of the Corporation in connection with any dissolution, winding up, liquidation or reorganization of the Corporation (whether in any Proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise), (a) until such time as all Obligations (as defined in the Loan and Security Agreement) have been paid in full and all Letters of Credit (as defined in the Loan and Security Agreement) have been cancelled or cash collateralized, the Agent and the Lenders shall first be entitled to receive payment in full of the Obligations (as defined in the Loan and Security Agreement) and cash collateral in respect of the Letters of Credit (as defined in the Loan and Security Agreement) before the Purchaser shall be entitled to receive payment of any amount payable by the Corporation pursuant to Section 2.6(b) of the Agreement. Upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the Purchaser would be entitled except for the subordination provisions of this Annex I shall be made by the liquidating trustee or agent or other persons making such payment or distribution (whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise) (a "Paying Party"), or if received by the Purchaser, by the Purchaser, directly to the Agent and the Lenders, until such time as all Obligations (as defined in the Loan and Security Agreement) have been paid in full and all Letters of Credit (as defined in the Loan and Security Agreement) have been cancelled or cash collateralized. The Purchaser hereby authorizes and directs each Paying Party to pay over to the Agent and the Lenders, upon demand by the Agent, all such payments or distributions without the necessity of any inquiry as to the status or balance of the outstanding Obligations (as defined in the Loan and Security Agreement), and without further notice to or consent of the Purchaser.

          3. In the event any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, and whether or not pursuant to any dissolution, winding up, liquidation or reorganization, not permitted by or in accordance with the subordination provisions of this Annex I shall be received by the Purchaser, such payment or distribution to the Purchaser shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, the Agent, or to its representatives, in precisely the form received (except for the endorsement or assignment of the Purchaser where necessary). Any such payment or distribution received by the Purchaser and paid to the Agent shall be deemed not to be a payment in respect of amounts payable by the Corporation pursuant to
Section 2.6(b) of the Agreement and such amounts shall remain payable as if such payment or distribution had never been made by the Corporation or received by the Purchaser. In the event of any failure by the Purchaser to make any such endorsement or assignment, the Agent is hereby irrevocably authorized to make same.

          4. The Purchaser shall not be entitled to be subrogated to any of the rights of the Agent or any Lender against the Corporation or any other person or entity nor shall the Purchaser be entitled to any benefit of any lien or other encumbrance securing any of the Obligations (as defined in the Loan and Security Agreement) or any collateral subject to any such lien, or to rights of offset held by the Agent or any Lender for the payment of any of the Obligations (as defined in the Loan and Security Agreement), nor shall the Purchaser have any right of indemnity, reimbursement or contribution against the Corporation or any other person or entity for any payment of the Obligations (as defined in the Loan and Security Agreement), and the Purchaser expressly waives each and every such right of subrogation, indemnity, reimbursement and contribution that it would have but for the subordination provisions of this Annex I until such time as all Obligations (as defined in the Loan and Security Agreement) have been paid in full and all Letters of Credit (as defined in the Loan and Security Agreement) have been cancelled or cash collateralized.

          5. All references in this Annex I to the Obligations (as defined in the Loan and Security Agreement) are to be understood to include all amounts due on the Obligations (as defined in the Loan and Security Agreement) both before and after and filing of any Proceeding by or against the Corporation, and the Agent and the Lenders and their successors and assigns as creditors in respect of the Obligations (as defined in the Loan and Security Agreement) shall be entitled to amounts accruing on the Obligations (as defined in the Loan and Security Agreement) from the date of filing of any such Proceeding to the date of full and final payment of the Obligations (as defined in the Loan and Security Agreement) and the cancellation or cash collateralization of all Letters of Credit (as defined in the Loan and Security Agreement). All Obligations (as defined in the Loan and Security Agreement) to which the provisions of this Annex I may apply shall conclusively be presumed to have been created in reliance on the subordination provisions of this Annex I.

          6. In the event of a breach by the Purchaser of any of the subordination provisions of this Annex I, each of the Agent and the Lenders (and their successors and assigns) shall have all rights provided to them under law or equity, including without limitation the right to sue the Purchaser to recover damages suffered as a result of such breach, and the right to obtain injunctive relief.

          7. Notwithstanding any other provision in this Annex I to the contrary, nothing in this Annex I shall limit or restrict the rights that the holders of the Shares would otherwise be entitled to under Section 4.2 of this Certificate of Designations but for the provisions of this Annex I, it being understood and agreed that such holders shall in any event be entitled to exercise their rights under Section 4.2 hereof even if the Corporation is limited or restricted by this Annex I from redeeming shares of Series A Preferred Stock or otherwise making payments to the holders thereof.

                                       12